SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2015

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Stephen M. Dearholt and Richard E. Wenninger retired from the Board of Directors of The Female Health Company (the "Company") as of the Annual Meeting of Shareholders of the Company (the "Annual Meeting") held on March 19, 2015.  After giving effect to such retirements and the appointment of Sharon Meckes to the Board of Directors on March 19, 2015 as described in Item 5.02 below, four of the eight members of the Company's Board of Directors are independent directors under the applicable standards of the NASDAQ Stock Market.  As a result, the Company's Board of Directors no longer has a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1).  In addition, Mr. Wenninger had served on the Audit Committee, and as a result of his retirement the Audit Committee no longer has three members as required by NASDAQ Marketplace Rule 5605(c)(2).  The NASDAQ Marketplace Rules have a cure period for both the majority independent board requirement and the audit committee membership requirement which gives the Company until the earlier of the Company's next annual meeting of shareholders or March 19, 2016 to regain compliance.  The Company has provided the required notice to NASDAQ regarding its non-compliance with these rules and its reliance on the cure period.

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2015, the Board of Directors (the "Board") of The Female Health Company (the "Company") appointed Sharon Meckes as a director of the Company for a term ending at the 2016 annual meeting of shareholders.  Ms. Meckes has not been appointed to any committee of the Board at this time.

Ms. Meckes has extensive experience in the health care industry, particularly in the women's health field.  Since September 2014, Ms. Meckes has established an independent consulting company, SMI, providing innovative marketing services.  From 2007 through September 2014, Ms. Meckes held a variety of marketing positions with Bayer Healthcare, a subgroup of Bayer AG, a global enterprise in the fields of health care, agriculture and high-tech materials.  From September 2013 to September 2104, Ms. Meckes served as Head of IUD Consumer Marketing for Bayer Healthcare.  From June 2011 to September 2013, Ms. Meckes served as Launch Lead for Bayer Healthcare's Skyla® IUD.  From January 2010 to May 2011, Ms. Meckes served as Deputy Director, New Product Planning, for Bayer Healthcare.  Prior to joining Bayer Healthcare, Ms. Meckes held numerous consumer healthcare positions at Pfizer, Inc. and Warner-Lambert Company.

             The Company's Nominating and Corporate Governance Committee recommended that Ms. Meckes be appointed as a director and the Board has concluded that Ms. Meckes is an "independent director" under the rules of the NASDAQ Stock Market.

              A copy of the press release announcing the appointment of Ms. Meckes is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on March 19, 2015.  A total of 28,817,465 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.          Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders.  All of the nominated directors were elected.  The results of the vote on the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Bethune	12,411,822	4,189,886	9,215,323
Donna Felch	14,073,167	2,528,541	9,215,323
Mary Margaret Frank, Ph.D.	14,888,621	1,713,087	9,215,323
William R. Gargiulo, Jr.	12,760,987	3,840,721	9,215,323
Karen King	13,875,817	2,725,891	9,215,323
Andrew S. Love	14,127,817	2,473,891	9,215,323
O.B. Parrish	13,739,736	2,861,972	9,215,323

2.           Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,911,030	832,895	73,106	–

Section 9 - Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits.

           (d)     Exhibits

                    99.1 -- Press Release of The Female Health Company, issued March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
`

Date: March 23, 2015	THE FEMALE HEALTH COMPANY

BY /s/ Michele Greco
Michele Greco, Executive Vice President and Chief Financial Officer

5